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                                                                 EXHIBIT (23)(a)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29234) pertaining to the Sundstrand Corporation Employee Savings Plan, the Registration Statement (Form S-8 No. 33-29235) pertaining to the Sundstrand Corporation Rockford Factory Employee Savings Plan, the Registration Statement (Form S-8 No. 33-61372) pertaining to the Sundstrand Corporation Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-58689) pertaining to the Sundstrand Corporation Nonemployee Director Stock Option Plan and the Sundstrand Corporation Nonemployee Director Compensation Plan, the Registration Statement (Form S-8 No. 333-23169) pertaining to the Sundstrand Corporation Management Stock Performance Plan, the Registration Statement (Form S-8 No. 333-31559) pertaining to the Sundstrand Corporation Stock Incentive Plan, and the Registration Statement (Form S-3 No. 333-00801) of our report dated January 27, 1998, with respect to the consolidated financial statements of Sundstrand Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
March 10, 1998

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